UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2018

Sunrun Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Market Street, 29th Floor
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement
On November 7, 2018, Sunrun Inc. (the “Company” or “Sunrun”) entered into an agreement with Comcast Corporation (“Comcast”) to amend that certain warrant (the “Warrant”) to purchase up to 11,793,355 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued on August 23, 2017 (the “Warrant Amendment”).
The Warrant was issued in connection with an agreement between the Company and an affiliate of Comcast (“Contractor”) to market and sell Sunrun products and services to Comcast customers (the “Agreement”), and vests according to a milestone schedule for residential and commercial customers originated by Contractor and installed and owned by the Company and its affiliates. The Warrant Amendment modifies the original vesting schedule and provides that the Warrant initially vests either (i) as to 1,179,336 shares of Common Stock (or 10.0% of the Warrant shares) when Contractor has earned an origination fee with respect to 6,000 installed residential solar systems under the Agreement by September 30, 2019, or (ii) as to 1,572,447 shares of Common Stock (or 13.3% of the Warrant shares) when Contractor has earned an origination fee with respect to 8,000 installed residential solar systems under the Agreement by December 31, 2019, provided that, in either case, Contractor or its affiliates have spent at least $25 million in marketing and sales in connection with the Agreement. Thereafter, the Warrant will vest in additional increments of 982,780 shares of Common Stock (or 8.3% of the Warrant shares) for each additional 5,000 installed residential solar systems (or their equivalent for commercial installations, based upon the average size of a residential system). If the initial vesting conditions described above have not been met by December 31, 2019, the Warrant shall expire.
Other than as provided for in the Warrant Amendment, the terms of the Warrant remain in full force and effect.
The description of the Warrant Amendment is qualified in its entirety by reference to the full text of the Warrant Amendment, which is incorporated by reference herein. A copy of the Warrant Amendment is included herein as Exhibit 4.12.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.12	Amendment No. 1 to Warrant to Purchase Shares of Common Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele General Counsel

Date: November 7, 2018